Exhibit 99.1
ESS Tech, Inc. Announces First Quarter 2025 Financial Results
In Contracting for 50 MWh Energy Base Award with Arizona based Utility

Proposal Activity up to ~1.2 GWh and Growing following Energy Base Product Launch

Energy Warehouse Startup Completed in the Second Quarter for California Irrigation District systems

ESS’ Made in the USA batteries Well Positioned to Navigate Tariff Volatility

ESS Global Fleet Nearing 2.5 GWh of Transacted Energy

WILSONVILLE, Ore. – May 15, 2025 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems (LDES) for commercial and utility-scale applications, today announced financial results for its first quarter ended March 31, 2025.
“We continue to moderate activity in the first half of 2025 to manage liquidity in the near-term, support capital raising measures, and give us time to implement fully our turnaround and strategic pivot that was announced last quarter. We are excited about the significant commercial activity driven by our Energy Base launch after just a few short months. We have been awarded a 50 MWh project that is now in contracting and our extended duration product is supporting significant proposal engagement, with submissions representing approximately 1.2 GWh (or $400 million) over the last two quarters,” said Kelly Goodman, interim CEO of ESS. “Our two Portland General Electric systems are continuing grid operation and running daily cycling, having transacted another 158 MWh in energy, giving us significant hands-on learnings from the ability to operate systems at commercial scale on our own site. We will continue to aggressively pursue available options to extend our runway in a challenging capital markets environment.”
Recent Business Highlights
•Achieved revenue of $0.6M for 1st quarter 2025 tied to final Energy Center deliveries and project activity for a Florida utility.
•Awarded a 50 MWh Energy Base project with an Arizona utility with contracting anticipated to conclude by September, to be structured as a Power Purchase Agreement (“PPA”) with a confirmed offtaker. Selected from more than 10 competitors based on operating performance, cost, and technology risk with blue chip EPC and project partners. In active discussions with various large project financing and development partners for project level capital opportunities.
•Experienced significant ramp-up in commercial activity since launch of the Energy Base in the first quarter: responded to inquiries representing over 8 GWh across the US and Europe, received 30+ informal inquiries representing an additional 1.6 GWh, and submitted proposals totaling approximately 1.2 GWh ($400 million) over the last two quarters, with over 70% representing the Energy Base.
Conference Call Details
ESS will hold a conference call on Thursday, May 15, 2025 at 5:00 p.m. EDT to discuss financial results for its first quarter 2025 ended March 31, 2025. Interested parties may join the conference call beginning at 5:00 p.m. EDT on Thursday, May 15, 2025 via telephone by calling (833) 470-1428 in the U.S., or for international callers, by calling +1 (404) 975-4839 and entering conference ID 788626. A telephone replay will be available until May 22, 2025, by dialing (866) 813-9403 in the U.S., or for international callers, +1 (929) 458-6194 with conference ID 107209. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
ESS (NYSE: GWH) is the leading manufacturer of long-duration iron flow energy storage solutions. ESS was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source iron, salt, and water, ESS iron flow technology enables energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release and the accompanying earnings call to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Non-GAAP Gross Margin as sales price less direct labor, direct materials, and other direct costs and includes the benefits of the 45X Advanced Manufacturing Production Tax Credit. The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the development and launch of the Energy Base product, the Company’s order and sales pipeline, the Company’s ability to successfully bid on projects and execute on orders, the Company’s ability to effectively manage costs, the Company’s partnerships with third parties such as SB Energy and Honeywell, relationships with current and potential customers, and potential capital raising measures. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company’s products; issues related to customer acceptance of the Company’s products; issues related to the development and launch of the Energy Base product; failure to successfully bid on projects and acquire customers; issues related to the Company’s partnerships with third parties; inflationary pressures; risk of loss of government funding for customer projects; failure to raise additional capital on acceptable terms or at all; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
503.568.0755
Morgan.Pitts@essinc.com

Source: ESS Tech, Inc.

ESS Tech, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
Revenue	$571	$2,214
Revenue - related parties	28	524
Total revenue	599	2,738
Cost of revenue	8,746	11,126
Gross profit (loss)	(8,147)	(8,388)
Operating expenses
Research and development	2,478	3,546
Sales and marketing	1,950	2,034
General and administrative	5,571	5,526
Total operating expenses	9,999	11,106
Loss from operations	(18,146)	(19,494)
Other income, net
Interest income, net	216	1,239
Loss on revaluation of common stock warrant liabilities	(115)	—
Other income (expense), net	19	(55)
Total other income, net	120	1,184
Net loss and comprehensive loss to common stockholders	$(18,026)	$(18,310)

Net loss per share - basic and diluted	$(1.50)	$(1.57)

Weighted-average shares used in per share calculation - basic and diluted	12,033,442	11,634,302

ESS Tech, Inc.
Condensed Balance Sheets
(unaudited)
(in thousands, except share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$8,422	$13,341
Restricted cash, current	906	906
Accounts receivable, net	253	215
Short-term investments	4,379	18,263
Inventory	6,884	5,641
Prepaid expenses and other current assets	2,848	4,998
Total current assets	23,692	43,364
Property and equipment, net	22,510	20,582
Intangible assets, net	4,589	4,656
Operating lease right-of-use assets	1,142	1,503
Restricted cash, non-current	868	948
Other non-current assets	780	760
Total assets	$53,581	$71,813
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,215	$8,070
Accrued and other current liabilities	7,351	9,315
Accrued product warranties	2,028	3,288
Operating lease liabilities, current	1,293	1,692
Deferred revenue, current	1,359	5,237
Total current liabilities	22,246	27,602
Deferred revenue, non-current	3,835	—
Deferred revenue, non-current - related parties	14,400	14,400
Common stock warrant liabilities	917	802
Other non-current liabilities	104	125
Total liabilities	41,502	42,929
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of March 31, 2025 and December 31, 2024)	—	—
Common stock ($0.0001 par value; 1,000,000,000 shares authorized, 12,103,750 and 11,986,516 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	1	1
Additional paid-in capital	812,483	811,262
Accumulated deficit	(800,405)	(782,379)
Total stockholders' equity	12,079	28,884
Total liabilities and stockholders' equity	$53,581	$71,813

ESS Tech, Inc.
Condensed Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,026)	$(18,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,540	1,219
Non-cash interest income	(137)	(995)
Non-cash lease expense	361	326
Stock-based compensation expense	1,234	2,854
Inventory write-down and losses on noncancellable purchase commitments	(774)	(1,979)
Change in fair value of common stock warrant liabilities	115	—
Other non-cash expenses, net	58	29
Changes in operating assets and liabilities:
Accounts receivable, net	(19)	1,309
Inventory	(390)	1,145
Prepaid expenses and other assets	2,130	(266)
Accounts payable	497	153
Accrued and other liabilities	(3,106)	(4,024)
Accrued product warranties	(1,260)	1,193
Deferred revenue	(62)	(1,184)
Operating lease liabilities	(399)	(380)
Net cash used in operating activities	(18,238)	(18,910)

Cash flows from investing activities:
Purchases of property and equipment	(762)	(953)
Maturities and purchases of short-term investments, net	14,014	35,645
Net cash provided by investing activities	13,252	34,692

Cash flows from financing activities:
Proceeds from stock options exercised	4	—
Repurchase of shares from employees for income tax withholding purposes	(17)	(81)
Net cash used in financing activities	(13)	(81)

Net change in cash, cash equivalents and restricted cash	(4,999)	15,701
Cash, cash equivalents and restricted cash, beginning of period	15,195	22,483
Cash, cash equivalents and restricted cash, end of period	$10,196	$38,184

ESS Tech, Inc.
Condensed Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Supplemental disclosures of cash flow information:
Cash paid for operating leases included in cash used in operating activities	$438	$449
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	4,277	517
Transfers between inventory and property and equipment, net	—	1,051

Cash and cash equivalents	$8,422	$36,332
Restricted cash, current	906	906
Restricted cash, non-current	868	946
Total cash, cash equivalents and restricted cash shown in the condensed statements of cash flows	$10,196	$38,184

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Research and development	$2,478	$3,546
Less: stock-based compensation	(202)	(401)
Non-GAAP research and development	$2,276	$3,145

Sales and marketing	$1,950	$2,034
Less: stock-based compensation	(186)	(95)
Non-GAAP sales and marketing	$1,764	$1,939

General and administrative	$5,571	$5,526
Less: stock-based compensation	(226)	(1,434)
Non-GAAP general and administrative	$5,345	$4,092

Total operating expenses	$9,999	$11,106
Less: stock-based compensation	(614)	(1,930)
Non-GAAP total operating expenses	$9,385	$9,176

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(18,026)	$(18,310)
Interest income, net	(216)	(1,239)
Stock-based compensation	1,234	2,854
Depreciation and amortization	1,540	1,219
Loss on revaluation of common stock warrant liabilities	115	—
Financing costs	418	—
Other income (expense), net	(19)	55
Adjusted EBITDA	$(14,954)	$(15,421)